Exhibit 99.1

Clearwater Paper Reports First Quarter 2025 Results
SPOKANE, Wash.--(BUSINESS WIRE)--April 29, 2025 --Clearwater Paper Corporation (NYSE:CLW), a premier independent supplier of bleached paperboard to North American converters today reported financial results for the first quarter ended March 31, 2025.
FIRST QUARTER HIGHLIGHTS
•Net sales of $378 million, up 46% primarily due to incremental volume from our Augusta acquisition
•Net loss from continuing operations of $6 million, or $0.36 per diluted share compared net loss of $2 million, or $0.12 per diluted share
•Net loss of $6 million, or $0.38 per diluted share compared to net income of $17 million, or $1.03 per diluted share
•Adjusted EBITDA of $30 million compared to $14 million of Adjusted EBITDA in the first quarter last year
•Repurchased $11 million of outstanding shares
•Starting to see benefits from fixed cost reduction actions
“We delivered a strong first quarter, with improved operational execution, lower cost structure, and higher shipments,” said Arsen Kitch, president and chief executive officer. “Our team also successfully completed the integration of the Augusta mill and is now focused on fully capturing volume and cost synergies by the end of 2026.”
OVERALL RESULTS
For the first quarter of 2025, Clearwater Paper reported net sales of $378 million compared to $259 million for the first quarter of 2024. Clearwater Paper reported net loss from continuing operations in the first quarter of 2025 of $6 million, or $0.36 per diluted share compared to net loss from continuing operations of $2 million, or $0.12 per diluted share for the first quarter of 2024. Adjusted EBITDA was $30 million compared to $14 million in the first quarter of 2024. The increase in Adjusted EBITDA was primarily driven by higher sales volume due to the inclusion of our Augusta facility, the absence of a significant weather event at our Lewiston, Idaho facility that negatively impacted the first quarter of 2024 and benefits from our cost reduction plan, offset by lower sales prices.
Sales volumes and prices:
• Sales volumes were 289,487 tons in the first quarter of 2025, an increase of 55% compared to 187,303 tons in the first quarter of 2024.
• Paperboard average net selling price decreased 7% to $1,188 per ton for the first quarter of 2025, compared to $1,284 per ton in the first quarter of 2024.
COMPANY OUTLOOK
“We started to see benefits from our fixed cost reduction efforts during the first quarter and expect additional savings as we progress throughout the year. With continued improving demand, we remain optimistic about the long-term prospects of paperboard packaging and expect to benefit from consumer and customer preferences for sustainable products,” concluded Kitch.
WEBCAST INFORMATION
Clearwater Paper Corporation will discuss these results during an earnings conference call that begins at 2:00 p.m. Pacific Time on April 29, 2025. A live webcast and accompanying supplemental information will be available on the company's website. A replay of the conference call will be available on the website beginning at 5:00 p.m. Pacific Time the same day.
ABOUT CLEARWATER PAPER CORPORATION
Clearwater Paper is a premier independent supplier of paperboard packaging products to North American converters. Headquartered in Spokane, Wash., our team produces high-quality paperboard that provides sustainable packaging solutions for consumer goods and food service applications. For additional information, please visit our website at www.clearwaterpaper.com.
USE OF NON-GAAP MEASURES
In this press release, the company presents certain non-GAAP financial information for the first quarter of 2025 and 2024, including Adjusted EBITDA. Because these amounts are not in accordance with GAAP, reconciliations to net income as determined in accordance with GAAP are included in the tables at the end of this press release. The company presents these non-GAAP metrics because management believes they assist investors and analysts in comparing the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance. In addition, the company uses Adjusted EBITDA: (i) as a factor in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the effectiveness of the company's business strategies, and (iii) because the company's credit agreement and the indentures governing the company's outstanding notes use metrics similar to Adjusted EBITDA to measure the company's compliance with certain covenants.
FORWARD-LOOKING STATEMENTS
This press release contains certain “forward-looking” statements within the meaning of Section 27A of Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding: capturing volume and cost synergies at the Augusta mill by the end of 2026, our expectations regarding additional savings from our fixed cost reduction efforts during the remainder of 2026, our optimism about the long-term prospects of paperboard packaging and our expectation that we will benefit from consumer and customer preferences for sustainable products . These forward-looking statements are based on management’s current expectations, estimates, assumptions and projections that are subject to change. The company’s actual results of operations may differ materially from those expressed or implied by the forward-looking statements contained in this press release. Factors that could cause or contribute to such material differences in actual results include, but are not limited to: there may be unexpected costs, charges or expenses resulting from the tissue business sale transaction, including purchase price adjustments; competitive responses to the tissue business sale transaction; achievement of anticipated financial results and other benefits of the tissue business sale transaction; potential risks associated with operating without the tissue business, including less diversification in products offered; changes in the company’s capital structure; risks relating to the achievement of anticipated financial results and other benefits of the Augusta, Georgia paperboard manufacturing facility acquisition; competitive pricing pressures for the company’s products, including as a result of capacity additions, demand reduction and the impact of foreign currency fluctuations on the pricing of products globally; changes in the U.S. and international economies and in general economic conditions in the regions and industries in which we operate; cyclical industry conditions; manufacturing or operating disruptions, including equipment malfunctions and damage to the company’s manufacturing facilities; the loss of, changes in prices in regard to, or reduction in, orders from a significant customer; changes in the cost and availability of wood fiber and wood pulp; changes in energy, chemicals, packaging and transportation costs and disruptions in transportation services impacting the company’s ability to receive inputs or ship products to customers; reliance on a limited number of third-party suppliers, vendors and service providers required for the production of the company’s products and the company’s operations; changes in customer product preferences and competitors’ product offerings; labor disruptions; cyber-security risks; larger competitors having operational, financial and other advantages; consolidation and vertical integration of converting operations in the paperboard industry; the company’s ability to execute on the company’s growth and expansion strategies; the company’s ability to successfully execute capital projects and other activities to operate the company’s assets, including effective maintenance, implement the company’s operational efficiencies and realize higher throughput or lower costs; IT system disruptions and IT system implementation failures; changes in expenses, required contributions and potential withdrawal costs associated with the company’s pension plans; environmental liabilities or expenditures and climate change; the company’s ability to attract, motivate, train and retain qualified and key personnel; the company’s ability to service the company’s debt obligations and restrictions on the company’s business from debt covenants and terms; changes in the company’s banking relations, or in the company’s customer supply chain financing; negative changes in the company’s credit agency ratings; changes in laws, regulations or industry standards affecting the company’s business; and other risks and uncertainties described from time to time in the company’s public filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2024. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements based on new developments or changes in the company’s expectations after the date of this press release.

Clearwater Paper Corporation
Consolidated Statements of Operations
(Unaudited)

	Quarter Ended March 31,
(In millions, except per-share data)	2025	2024
Net sales	$378.2	$258.8
Costs and expenses:
Cost of sales	341.5	225.5
Selling, general and administrative expenses	28.9	28.1
Other operating charges, net [1]	11.8	6.0
Total operating costs and expenses	382.2	259.6
Loss from continuing operations	(4.0)	(0.8)
Interest expense, net	(3.3)	(1.2)
Other non-operating income (expense)	(0.3)	0.3
Total non-operating expense	(3.6)	(0.9)
Loss from continuing operations before income taxes	(7.7)	(1.7)
Income tax provision (benefit)	(1.8)	0.5
Loss from continuing operations	(5.9)	(2.1)
Income (loss) from discontinued operations, net of tax	(0.4)	19.3
Net income (loss)	$(6.3)	$17.2

Net income (loss) per common share:
Loss per share from continuing operations - basic and diluted	$(0.36)	$(0.12)
Income (loss) per share from discontinued operations - basic and diluted	(0.02)	1.16
Net income (loss) per share - basic and diluted	(0.38)	1.03

Average shares outstanding (in thousands):
Basic and diluted	16,375	16,607
1 Other operating charges, net consist of amounts unrelated to ongoing core operating activities. Please refer to Note 12 within Clearwater Paper's Form 10-Q filed with the SEC for the period ended March 31, 2025 for the detailed breakout of this amount.

Clearwater Paper Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

(In millions)	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$44.0	$79.6
Receivables, net	177.4	188.7
Inventories, net	259.3	258.0
Other current assets	18.9	19.1
Total current assets	499.6	545.4
Property, plant and equipment	2,356.6	2,328.4
Accumulated depreciation and amortization	(1,326.8)	(1,305.4)
	1,029.9	1,023.1
Goodwill and intangible assets, net	52.4	52.9
Other assets, net	52.0	57.9
Total assets	$1,633.9	$1,679.2

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$0.6	$0.6
Accounts payable and accrued liabilities	299.5	319.7
Total current liabilities	300.2	320.4
Long-term debt	281.6	281.6
Liability for pension and other postretirement employee benefits	52.2	52.5
Deferred tax liabilities and other long-term obligations	163.4	170.2
Total liabilities	797.3	824.7

Stockholders' equity:
Common stock	—	—
Additional paid-in capital	5.0	11.5
Treasury stock, at cost	(8.5)	(3.3)
Retained earnings	874.5	880.8
Accumulated other comprehensive loss, net of tax	(34.5)	(34.5)
Total stockholders' equity	836.6	854.6
Total liabilities and stockholders' equity	$1,633.9	$1,679.2

Clearwater Paper Corporation
Consolidated Statements of Cash Flows
(Unaudited)
	Quarter Ended March 31,
(In millions)	2025	2024
Operating activities
Net income (loss)	$(6.3)	$17.2
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation and amortization	22.0	23.2
Equity-based compensation expense	1.0	3.3
Deferred taxes	(2.3)	(1.6)
Defined benefit pension and other postretirement employee benefits	(0.1)	(0.9)
Loss on sale or impairment associated with assets	0.1	0.2
Changes in operating assets and liabilities:
Decrease in accounts receivable	11.1	7.8
(Increase) decrease in inventories	0.9	(8.2)
(Increase) decrease in other current assets	0.2	(2.3)
Increase (decrease) in accounts payable and accrued liabilities	(24.0)	20.5
Other, net	(1.1)	0.1
Net cash flows provided by operating activities	1.5	59.2
Investing activities
Additions to property, plant and equipment, net	(32.7)	(18.5)
Net cash flows used in investing activities	(32.7)	(18.5)
Financing activities
Repayments of long-term debt	(0.2)	(23.5)
Taxes paid related to net share settlement of equity awards	(2.3)	(3.1)
Repurchases of common stock	(10.9)	(0.5)
Other, net	8.9	(0.4)
Net cash flows used in financing activities	(4.4)	(27.6)

Increase (decrease) in cash, cash equivalents	(35.6)	13.2
Cash and cash equivalents at beginning of period	79.6	42.0
Cash and cash equivalents at end of period	$44.0	$55.2

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA
(Unaudited)

	Quarter Ended March 31,
(In millions, except per share information)	2025	2024
Net Income (loss)	$(6.3)	$17.2
Add (deduct):
Less: Income (loss) from discontinued operations, net of tax	(0.4)	19.3
Loss from continuing operations	(5.9)	(2.1)
Income tax provision (benefit)	(1.8)	0.5
Interest expense, net	3.3	1.2
Depreciation and amortization	22.0	9.0
Other operating charges, net [1]	11.8	6.0
Other non-operating (income) expense	0.3	(0.3)
Adjusted EBITDA from continuing operations	$29.8	$14.2
1 Other operating charges, net consist of amounts unrelated to ongoing core operating activities. Please refer to Note 12 within Clearwater Paper's Form 10-Q filed with the SEC for the period ended March 31, 2025 for the detailed breakout of this amount.

Clearwater Paper Corporation

Investors contact:
Sloan Bohlen
Solebury Strategic Communications
509-344-5906
investorinfo@clearwaterpaper.com

News media:
Virginia Aulin, Vice President, Public Affairs
509-344-5967
Virginia.aulin@clearwaterpaper.com